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                                                                      EXHIBIT 11


                                              LOGIC WORKS, INC.
                                     COMPUTATION OF EARNINGS PER SHARE
                                               (unaudited)
                              (dollars in thousands except per share amounts)



                                                                          THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                               JUNE 30,                 JUNE 30,
                                                                         -------------------------------------------
                                                                           1997      1996           1997      1996
                                                                         -------------------------------------------

PRIMARY
Net income                                                               $  716    $  868         $  860    $  1,184
                                                                         -------------------------------------------
                                                                         -------------------------------------------

Weighted average number of common shares outstanding                     11,971    11,246         11,808      11,171

Weighted average stock options outstanding                                  601     1,665            733       1,762
                                                                         -------------------------------------------
Weighted average number of common shares outstanding as adjusted         12,572    12,911         12,541      12,933


Net income per share                                                     $ 0.06    $ 0.07         $ 0.07     $  0.09
                                                                         -------------------------------------------
                                                                         -------------------------------------------

FULLY DILUTED
Net income                                                               $  716    $  868         $  860     $ 1,184
                                                                         -------------------------------------------
                                                                         -------------------------------------------

Weighted average number of common shares outstanding                     11,971    11,246         11,808      11,171

Weighted average stock options outstanding                                  603     1,665            733       1,763
                                                                         -------------------------------------------
Weighted average number of common shares outstanding as adjusted         12,574    12,911         12,541      12,934

Net income per share                                                     $ 0.06    $ 0.07         $ 0.07     $  0.09
                                                                         -------------------------------------------
                                                                         -------------------------------------------

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